UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 12, 2010
R.H. DONNELLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07155	13-2740040
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1001 Winstead Drive, Cary NC	27513
(Address of principal	(Zip Code)
executive offices)
Registrant’s telephone number,
including area code:
(919) 297-1600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-99.1
EX-99.2
EX-99.3

Item 1.03. Bankruptcy or Receivership.
     As previously disclosed, on May 28, 2009, R.H. Donnelley Corporation, a Delaware corporation (the “Company”), and all of its subsidiaries (collectively, the “Debtors”), filed voluntary petitions (the “Chapter 11 Petitions”) for relief under Chapter 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors are operating their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.
     On July 27, 2009, the Debtors filed their Joint Plan of Reorganization (as the same has been or may be further modified or amended, the “Plan”) with the Bankruptcy Court. The Debtors filed a revised version of the Plan on October 21, 2009. On January 12, 2010, the Bankruptcy Court entered the Findings of Fact, Conclusions of Law and Order Confirming the Joint Plan of Reorganization of R.H. Donnelley Corporation and Its Subsidiaries (the “Confirmation Order”), which approved and confirmed the Plan. Capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Plan. A conformed copy of the Plan, as confirmed by the Bankruptcy Court (the “Confirmed Plan”), is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Confirmation Order is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Debtors anticipate that they will likely emerge from Chapter 11 protection and begin making distributions to creditors by the end of January 2010 (the actual date of emergence, the “Effective Date”). The Debtors can make no assurance as to when, or ultimately if, the Plan will become effective. It is also possible that additional technical amendments could be made to the Plan prior to effectiveness.
     The following is a summary of the material terms of the Plan. This summary highlights only certain provisions of the Plan and is not a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan.
A.) Plan of Reorganization
     The salient economic terms of the Plan include, but are not limited to, the elimination of approximately $6.4 billion of indebtedness (including through repayment of approximately $700 million of secured indebtedness) and $500 million of annual interest expense. Pursuant to the Plan, all Prepetition Note Debt will be exchanged for (a) virtually all of the new Common Stock of the Company (subject to dilution pursuant to the MIP Documents (as defined below)) and (b) in the case of the holders of the Dex Media West LLC (“DMW”) 8.5% Senior Notes due 2010 and the DMW 5.87% Senior Notes due 2011, in addition to their allocable share of the new Common Stock of the Company, $300 million of new seven-year unsecured notes of the Company issued on a pro rata basis. In addition, with respect to the Company’s bank debt (i) the R.H. Donnelley Inc. (“RHDI”) revolving credit agreement will be termed out with a maturity of October 2014 and will have new pricing subject to a grid, and the RHDI Term Loans D-1 and D-2 will be amended with new pricing and a maturity of October 2014; (ii) each of the Dex Media East LLC (“DME”) and DMW revolving credit agreements will be termed out with maturities of October 2014 and new pricing and (a) each of the DME and DMW Term Loan A’s will be amended with extended maturities of October 2014 and new pricing and (b) each of the DME and DMW Term Loan B’s will be amended with new pricing; and (iii) the collateral and guarantee packages of the DME, DMW and RHDI secured debt will be subject to certain credit enhancements.
B.) Summary of Classification and Treatment of Allowed Claims Against and Interests in the Debtors
     The classification and treatment of all Allowed Claims against and Interests in the Debtors are summarized in Section II.B of the Debtors’ Disclosure Statement for the Joint Plan of Reorganization of R.H. Donnelley Corporation and Its Subsidiaries (the “Disclosure Statement”), as approved by the Bankruptcy Court on October 21, 2009, and more fully described in Article III of the Plan.
C.) Issuance of Stock; Certain Provisions of the Second Amended and Restated Certificate of Incorporation of the Company
     On the Effective Date, the Company will file the Second Amended and Restated Certificate of Incorporation of the Company (the “Company Charter”), which will authorize the Company to issue up to

310,000,000 shares of stock consisting of (a) 300,000,000 shares of Common Stock of the Company, of which 50,000,000 shares shall initially be issued and outstanding as of the Effective Date and (b) 10,000,000 shares of preferred stock of the Company, as provided for in the Second Amended and Restated Certificate of Incorporation of the Company (the “Company Charter”), none of which shall be issued or outstanding as of the Effective Date; provided, however, that shares representing ten percent (10%) of the new Common Stock of the Company on a fully diluted basis shall be reserved for issuance pursuant to the MIP Documents (as defined below).
     In addition, the Company Charter contains provisions for (i) the prohibition of the issuance of non-voting securities and (ii) the change of the Company’s corporate name to Dex One Corporation.
D.) MIP Documents and Employee Matters
     As of the Effective Date, the Company shall adopt the Revised Management Incentive Plan, the Addendum to the Corporation Equity Incentive Plan, and the Stock Appreciation Right Agreement (collectively, the “MIP Documents”) substantially in the form filed with Technical Supplementation of Certain Plan Supplement Documents, filed on January 8, 2010, pursuant to which (among other things) (i) ten percent (10%) of the fully diluted new Common Stock of the Company shall be reserved for issuance and any of the eligible persons shall be entitled to receive the benefits provided under the MIP Documents on the terms and conditions provided therein, and (ii) on or after the Effective Date, certain equity compensation awards shall be granted in accordance with the terms set forth in the Addendum to R.H. Donnelley Corporation Equity Incentive Plan; provided, however, that any pre-Effective Date supplementation, modification, or amendment to Exhibit 5.10 shall be reasonably acceptable to a Majority of Consenting Noteholders and shall be consistent with the terms of the Plan and the Noteholders Support Agreement.
E.) Assets and Liabilities
     Information as to the Company’s assets and liabilities as of the most recent practicable date is contained in the Monthly Operating Report for the period November 1, 2009 through November 30, 2009, filed with the Bankruptcy Court on December 30, 2009. The Monthly Operating Report is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Cautionary Statement Regarding the Monthly Operating Report
     The Monthly Operating Report contains financial statements and other financial information that have not been audited or reviewed by the Company’s independent registered public accounting firm and may be subject to future reconciliation or adjustments. The Monthly Operating Report is in a format prescribed by applicable bankruptcy laws and should not be used for investment purposes. The Monthly Operating Report contains information for periods different from those required in the Company’s reports pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and that information may not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or its reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.
Item 8.01. Other Events.
     On January 12, 2010, the Company issued a press release announcing that the Bankruptcy Court entered an order confirming the Plan. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Joint Plan of Reorganization, as confirmed by the Bankruptcy Court on January 12, 2010.*
99.1	Order Confirming Joint Plan of Reorganization, as entered by the Bankruptcy Court on January 12, 2010.

Exhibit No.	Description
99.2	R.H. Donnelley Corporation Monthly Operating Report for the Month ended November 30, 2009.
99.3	Press Release of R.H. Donnelley Corporation issued January 12, 2010.

*	The Debtors filed with the Bankruptcy Court the following exhibits to the Joint Plan of Reorganization, which, as permitted by Item 601(b)(2) of Regulation S-K, have been omitted from this Current Report on Form 8-K. The Company will furnish supplementally a copy of any exhibit to the Joint Plan of Reorganization to the Securities and Exchange Commission upon request. Each attachment is available and can be viewed at the website www.rhdrestructuring.com.

Exhibit 1.1.113:	Litigation Claims
Exhibit 1.1.118:	New RHDC Note
Exhibit 1.1.119:	New RHDC Notes Indenture
Exhibit 1.1.149:	Registration Rights Agreement
Exhibit 5.2.1(1):	Amended and Restated Certificate of Incorporation of Reorganized RHDC
Exhibit 5.2.1(2):	Amended and Restated By-Laws of Reorganized RHDC
Exhibit 5.2.2:	Initial Directors of Reorganized RHDC
Exhibit 5.2.4:	Board of Directors of the Reorganized Debtors other than Reorganized RHDC
Exhibit 5.5.1(1):	Amended and Restated RHDI Credit Agreement
Exhibit 5.5.1(2):	Amended and Restated RHDI Lenders Guaranty & Collateral Agreement
Exhibit 5.5.2(1):	Amended and Restated DMW Credit Agreement
Exhibit 5.5.2(2):	Amended and Restated DMW Lenders Guaranty & Collateral Agreement
Exhibit 5.5.3(1):	Amended and Restated DME Credit Agreement
Exhibit 5.5.3(2):	Amended and Restated DME Lenders Guaranty & Collateral Agreement
Exhibit 5.9.1:	Employment and Retirement Benefit Agreements
Exhibit 5.10:	Management Incentive Plan
Exhibit 5.12:	Restructuring Transactions
Exhibit 6.5:	List of Executory Contracts and Unexpired Leases to be Rejected Pursuant to the Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.H. Donnelley Corporation
By:	/s/ Mark W. Hianik
Name:	Mark W. Hianik
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: January 15, 2010

EXHIBIT INDEX

Exhibit No.	Description
2.1	Joint Plan of Reorganization, as confirmed by the Bankruptcy Court on January 12, 2010.

99.1	Order Confirming Joint Plan of Reorganization, as entered by the Bankruptcy Court on January 12, 2010.

99.2	R.H. Donnelley Corporation Monthly Operating Report for the Month ended November 30, 2009.

99.3	Press Release of R.H. Donnelley Corporation issued January 12, 2010.